   As filed with the Securities and Exchange Commission on June 29, 2000.

                                                     Registration No. _________


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               -------------------

                        AMERICA WEST HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

                               -------------------

                 Delaware                                       86-0418245
      (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                        Identification No.)

                            111 W. Rio Salado Parkway
                              Tempe, Arizona 85281
                                 (480) 693-0800
                    (Address of principal executive offices)

                               -------------------

                        AMERICA WEST HOLDINGS CORPORATION
                             FUTURE CARE 401(k) PLAN
                            (Full title of the plan)

                               Stephen L. Johnson
                        America West Holdings Corporation
                            111 W. Rio Salado Parkway
                              Tempe, Arizona 85281
                                 (480) 693-0800
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (480) 693-0800

                             -------------------

                         CALCULATION OF REGISTRATION FEE

                                             Proposed             Proposed
                                             maximum              maximum
    Title of            Amount               offering             aggregate            Amount of
    securities          to be                price                offering             registration
    to be registered    registered           per unit             price                fee
    --------------------------------------------------------------------------------------------------
    Class B
    Common Stock,       500,000(1)           $16.8125(2)          $8,406,250(2)        $2,220.00(2)
    .01 par value       shares

    Interests in the Plan     --                    --                     --                  --

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares and interests in the America West Holdings Corporation Future Care 401(k) Plan (the "Plan") which by reason of certain events specified in the Plan may become subject to the Plan and which may be offered or sold pursuant to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 23, 2000 as reported on the New York Stock Exchange and published in the Western Edition of The Wall Street Journal.

      The Exhibit Index for this Registration Statement is at page S-4.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

            The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the Commission by America West Holdings Corporation (the "Company") are incorporated herein by reference:

      (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000;

      (b) Quarterly Report on Form 10-Q for the Company's fiscal quarter ended March 31, 2000, filed with the Commission on May 15, 2000; and

      (c) The description of the Company's Class B Common Stock (the "Common Stock") set forth in the Company's Registration Statement on Form 8-A filed on August 10, 1994, including any amendments or reports filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            The Common Stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of the securities is omitted.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 145 of the Delaware General Corporation Law ("DGCL") and
Section 8.02 of the Company's restated By-Laws, set forth below, contain provisions authorizing indemnification of directors, officers, employees or agents against certain liabilities and expenses which they might incur as directors, officers, employees or agents of America West or of certain other entities. Section 145 also provides that any indemnification shall be made only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of disinterested directors or (iii) a committee of directors designated by a majority vote of disinterested directors, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Article 12.0 of the Company's Restated Certificate of Incorporation provides that directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. The Company intends to enter into indemnification agreements with certain of its directors providing for indemnification to the fullest extent permitted by the law of the State of Delaware.

            Section 8.02 of the restated Bylaws of the Company provides as follows:

            (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid or owed in settlement actually and reasonably paid or incurred by him or her or rendered or levied against him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, including attorneys' fees, actually or reasonably paid or incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided however, that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            (c) The Corporation shall, at the discretion of the Board of Directors, indemnify all employees and agents of the Corporation (other than Directors and officers) to the extent that Directors and officers shall be indemnified pursuant to subsections (a) and (b).

            (d) To the extent that a person who may be entitled to indemnification by the Corporation under this section is or has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably paid or incurred by him or her in connection therewith.

            (e) Any indemnification under subsections (a), (b), or (c) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in written opinion, (iii) by the stockholders, or (iv) in any case in which applicable law makes court approval a prerequisite to indemnification, by the court in which such action, suit or proceeding was brought or another court of competent jurisdiction.

            (f) Expenses, including attorneys' fees, incurred by an officer or Director in defending a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses, including attorneys' fees, incurred by other employees and agents shall be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

            (g) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

            (h) The provisions of this section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, executors, administrators, spouse, heirs, legatees or devisees of a person entitled to indemnification hereunder and the term "person," there used in the section, shall include the estate, executors, administrators, spouse, heirs, legatees or devisees of such person.

            (i) For the purposes of this Section 8.02, (i) "employee benefit plan" and "fiduciary" shall be deemed to include, but not be limited to, the meanings set forth, respectively, in Sections 3(3) and 21(A) of the Employee Retirement Income Security Act of 1974, as amended, and references to the judgments, fines and amounts paid or owed in settlement or rendered or levied shall be deemed to encompass and include excise taxes required to be paid pursuant to an applicable law in respect of any transaction involving an employee benefit plan, (ii) references to the Corporation shall be deemed to include any predecessor corporation and any constituent corporation absorbed in a merger, consolidation or other reorganization of or by the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents, or fiduciaries so that any person who was a director, officer, employee, agent or fiduciary of such predecessor or constituent corporation, or served at the request of such predecessor of constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Section 8.02 with respect to the Corporation as such person would have with respect to such predecessor or constituent corporation if its separate existence had continued, and (iii) all other terms shall be deemed to have the meanings for such terms as set forth in Section 145 of the DGCL.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.     EXHIBITS

            See the attached Exhibit Index on page S-4.

ITEM 9.     UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i)  To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                             (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 24, 2000.

                             AMERICA WEST HOLDINGS CORPORATION

                             By:   /s/ William A. Franke
                                   ---------------------------------
                                   William A. Franke

                             Its: Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints William A. Franke and Stephen L. Johnson, or each of them individually, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                     TITLE                     DATE
         ---------                     -----                     ----
/s/ William A. Franke          Chairman of the Board,      May 24, 2000
--------------------           President and Chief
William A. Franke              Executive Officer
                               (Principal Executive
                               Officer)


/s/ W. Douglas Parker          Executive Vice President    May 24, 2000
--------------------           (Principal Financial
W. Douglas Parker              Officer)

     SIGNATURE                     TITLE                     DATE
     ---------                     -----                     ----
/s/ Gilbert D. Mook            Director                    May 24, 2000
--------------------
Gilbert D. Mook


/s/ John L. Goolsby            Director                    May 24, 2000
-------------------
John L. Goolsby


/s/ Walter T. Klenz            Director                    May 24, 2000
-------------------
Walter T. Klenz


/s/ Marie L. Knowles           Director                    May 24, 2000
--------------------
Marie L. Knowles


/s/ Richard C. Kraemer         Director                    May 24, 2000
----------------------
Richard C. Kraemer


/s/ Robert J. Miller           Director                    May 24, 2000
--------------------
Robert J. Miller


/s/ Denise M. O'Leary          Director                    May 24, 2000
---------------------
Denise M. O'Leary


/s/ Richard P. Schifter        Director                    May 24, 2000
-----------------------
Richard P. Schifter


/s/ Jeffrey A. Shaw            Director                    May 24, 2000
-------------------
Jeffrey A. Shaw


/s/ John F. Tierney            Director                    May 24, 2000
-------------------
John F. Tierney

            THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the America West Holdings Corporation Future Care 401(k) Plan Committee has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tempe, State of Arizona, on May 29, 2000 and June 6, 2000.

                                   AMERICA WEST HOLDINGS CORPORATION FUTURE CARE 401(k) PLAN

                                   By:   America West Holdings Corporation
                                         Future Care 401(k) Plan Committee

                                   By:   /s/Michael Carreon
                                         --------------------------------------
                                         Michael Carreon

                                   By:   /s/Wendy Schoppert
                                         --------------------------------------
                                         Wendy Schoppert

                                   By:   /s/Teresa Pacheco
                                         --------------------------------------
                                         Teresa Pacheco

                                   By:   /s/Sandy Peiser, Sr.
                                         --------------------------------------
                                         Sandy Peiser, Sr.

                                   By:   /s/Diane Welle
                                         --------------------------------------
                                         Diane Welle

                                   By:   /s/Chris Wilson
                                         --------------------------------------
                                         Chris Wilson

                                  EXHIBIT INDEX

  Exhibit
  Number                          Description
  ------                          -----------
    4.1         America West Holdings Corporation Future Care 401(k) Plan.

    4.2         Trust Agreement.

    5.2 Internal Revenue Service determination that the Plan is qualified under Section 401(a) of the Internal Revenue Code.

   23.1         Consent of KPMG LLP (consent of independent auditors).

    24.         Power of Attorney (included in this Registration Statement under
                "Signatures").